Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2025

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GDLCU generated an annualized net income return on equity1 of 8.4% during the quarter ended March 31, 2025. – GDLCU has achieved an inception-to-date IRR2 on NAV of 10.0% through March 31, 2025. – For the quarter ended March 31, 2025, we made new investment commitments of $21.8 million and the fair value of investments as of March 31, 2025 was $341.5 million. Overall, total investments in portfolio companies at fair value increased by $14.3 million or 4.4%. – The annualized investment income yield3 for the three months ended March 31, 2025 was 10.8%, a decrease from 11.1% for the three months ended December 31, 2024. – Strong credit performance; over 98% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of March 31, 2025 and there were no portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending March 31, 2025. The first investment in GDLCU took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

4 Financial Highlights (Dollar amounts in 000s, except per share data) Quarter Ended Selected Financial Highlights March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 Net income (loss) $6,239 $6,670 $7,720 $7,477 $7,217 Net investment income 4,872 5,531 7,364 6,819 7,212 Net realized/unrealized gain (loss) 1,367 1,139 356 658 5 Distributions declared 6,239 6,670 7,720 7,477 7,217 Quarter Ended Per Share1 and Return on Equity2 Statistics March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 Earnings (loss) per weighted average share $0.46 $0.40 $0.38 $0.35 $0.31 Net investment income per weighted average share 0.36 0.33 0.36 0.32 0.31 Accrual (reversal) for capital gain incentive fee per weighted average share 0.01 0.01 0.00* 0.00* 0.00* Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share3 0.37 0.34 0.36 0.32 0.31 Net realized/unrealized gain (loss) per weighted average share 0.10 0.07 0.02 0.07 0.00* Annualized return on equity – net income4 12.3% 10.8% 10.1% 9.3% 8.4% Quarterly return on equity – net income (loss)5 3.1% 2.7% 2.5% 2.3% 2.1% Net asset value $15.00 $15.00 $15.00 $15.00 $15.00 * Represents an amount less than $0.01. 1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. 2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s Investment Advisory Agreement. The capital gain incentive fee payable for the period ended March 31, 2025, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. 4. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 5. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

Portfolio Highlights - New Originations

- Total investments at fair value increased by approximately 4.4%, or $14.3 milllion, during the three months ended March 31, 2025.
- Total investments in portfolio companies at fair value was $341.5 million at March 31, 2025.

	Quarter Ended				
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$34.4	$86.3	$38.4	$32.2	$21.8
Exits and Sales of Investments	0.9	1.0	8.0	2.3	12.4
Net Funds Growth[1]	29.3	61.1	29.2	31.4	14.3
Asset Mix of New Investments					
Senior Secured	2%	0%*	1%	5%	4%
One Stop	97%	97%	97%	92%	93%
Junior Debt[2]	0%*	2%	0%	0%	0%
Equity and Other Investments	0%*	1%	2%	3%	3%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	10.9%	10.7%	9.9%	9.5%	9.9%
Weighted average spread over the applicable base rate of new floating rate investments[4]	5.5%	5.3%	5.1%	5.1%	5.6%
Weighted average interest rate on investments that paid-off	11.8%	11.8%	11.3%	10.7%	9.9%
Weighted average fees on new investments	1.2%	0.8%	0.9%	1.0%	0.9%

* Represents an amount less than 1%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior Debt is comprised of subordinated debt and second lien loans.
3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate ("SOFR"), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate.
4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

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6 GDLCU Generated Strong NII, Resulting in 8.4% Annualized Return to Shareholders1 * Represents an amount less than $0.01. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. NAV Per Share Bridge $15.00 $0.31 $(0.31) $15.00 December 31, 2024 NAV Net Investment Income Dividends Recorded in March 31, 2025 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments March 31, 2025 NAV Net Realized & Unrealized Gain: $0.00* $(0.00)* $0.00*

7 Portfolio Highlights - Portfolio Diversity as of March 31, 2025 Portfolio Composition by Seniority * Junior Debt represents an amount less than 1%. 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. 2% 0%* 94% 4% Investment Portfolio $342MM | 148 Portfolio Companies | Average Size 0.7% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 98% First Lien Diversification by Portfolio Company Avg Size 0.7% Top 10 Portfolio Companies 20% Top 25 Portfolio Companies 42% Remaining 123 Portfolio Companies 58% Diversification by Industry3Portfolio Composition by Interest Rate Type on Loans2 Floating, 98% Fixed, 2% Software 28% Diversified Consumer Services 8% Specialty Retail 8% Automobiles 6% Insurance 6%Commercial Services & Supplies 4% IT Services 4% Hotels, Restaurants & Leisure 4% Healthcare Technology 4% 25 industries below 3%

8 Portfolio Highlights - Economic Analysis 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned of cash. amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 12.4% 12.9% 13.0% 12.8% 12.3% 12.6% 11.1% 10.8%12.0% 12.6% 12.7% 12.4% 12.0% 12.1% 10.8% 10.3% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% Investment income yield¹ Income yield² 3-Month Secured Overnight Financing Rate ("SOFR") June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0%

Portfolio Highlights - Portfolio Ratings

- Over 98% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of March 31, 2025, and there were no portfolio company investments on non-accrual.

Internal Performance Ratings
(% of Portfolio at Fair Value)

	At Fiscal Year End			At Quarter End	
Rating	2022	2023	2024	December 31, 2024	March 31, 2025
5	2.3%	0.0%	0.1%	4.7%	4.5%
4	97.7%	99.7%	98.7%	94.2%	94.4%
3	0.0%	0.3%	1.2%	1.1%	1.1%
2	0.0%	0.0%	0.0%	0.0%	0.0%*
1	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%

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10 Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, except share and per share data) March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 (unaudited) (unaudited) (audited) (unaudited) (unaudited) Assets Investments, at fair value $205,430 $266,576 $295,825 $327,244 $341,527 Cash, cash equivalents and foreign currencies 17,452 28,436 12,271 17,472 23,090 Other assets 2,500 3,422 5,982 3,188 4,248 Total Assets $225,382 $298,434 $314,078 $347,904 $368,865 Liabilities and Net Assets Distribution payable $4,614 $5,007 $5,423 $5,286 $4,886 Management and incentive fee payable 932 1,342 1,669 1,719 1,796 Other liabilities1 660 2,916 792 654 630 Total Liabilities 6,206 9,265 7,884 7,659 7,312 Total Net Assets 219,176 289,169 306,194 340,245 361,553 Total Liabilities and Net Assets $225,382 $298,434 $314,078 $347,904 $368,865 Net Asset Value per Share $15.00 $15.00 $15.00 $15.00 $15.00 Common shares outstanding 14,611,753 19,277,956 20,412,979 22,683,024 24,103,544 1. As of June 30, 2024, Other liabilities includes $2.3 million of capital call proceeds received in advance.

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended March 31, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2024 (unaudited)	March 31, 2025 (unaudited)
Investment Income					
Interest income	$5,989	$6,904	$8,680	$8,451	$8,798
Dividend income	19	19	21	50	35
Fee income	21	22	57	23	30
Total Investment Income	$6,029	$6,945	$8,758	$8,524	$8,863
Expenses					
Base management fee, net of waiver	$161	$385	$483	$524	$563
Incentive fee, net of waiver	556	628	822	765	801
Incentive fee – capital gains	137	114	35	66	—*
Other operating expenses	295	287	54	350	287
Total Expenses	1,149	1,414	1,394	1,705	1,651
Excise tax	8	—	—	—	—
Net Investment Income after tax	$4,872	$5,531	$7,364	$6,819	$7,212
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$3	$1	$22	($6)	$1
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,364	1,138	334	664	4
Net gain (loss) on investments and foreign currency transactions	1,367	1,139	356	658	5
Net increase/(decrease) in net assets resulting from operations	$6,239	$6,670	$7,720	$7,477	$7,217
Per Share[1]					
Earnings/(loss) per weighted average share	$0.46	$0.40	$0.38	$0.35	$0.31
Net investment income per weighted average share	$0.36	$0.33	$0.36	$0.32	$0.31
Distributions declared per share[2]	$0.46	$0.39	$0.38	$0.35	$0.31
Weighted average common shares outstanding	13,659,922	16,619,869	20,388,304	21,301,257	23,409,067

* Represents an amount less than $1.

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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12 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. The 10.0% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending March 31, 2025. The first investment in GDLCU took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 0.4% 1.2% 2.1% 2.8% 2.5% 2.5% 2.4% 3.1% 2.7% 2.5% 2.3% 2.1% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Avg. 2.2% Investors in GDLCU have achieved a 10.0% IRR on NAV1

13 Liquidity and Capital Subscriptions Cash and Cash Equivalents – Unrestricted cash and cash equivalents and foreign currencies totaled $23.1 million as of March 31, 2025. Capital Subscriptions – As of March 31, 2025, we had total investor capital subscriptions of $388.3 million and contributed capital of $361.2 million (93.0% called capital ratio). – During the quarter ended March 31, 2025, we issued one capital call for proceeds totaling $21.3 million. Debt Facilities – Availability – GC Advisors Revolver - As of March 31, 2025, we had $75.0 million of remaining commitments and availability on our $75.0 million unsecured line of credit with GC Advisors. On March 26, 2025, we amended our credit facility with GC Advisors to (1) increase the borrowing capacity from $40.0 million to $75.0 million and (2) extend the maturity date to March 26, 2028 from April 1, 2025.

14 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 17, 2023 January 19, 2024 January 2024 13,486,861.608 March 20, 2024 $0.1206 $1,625 February 2, 2024 February 26, 2024 February 2024 13,486,861.608 May 22, 2024 0.1434 1,934 February 2, 2024 March 15, 2024 March 2024 13,486,861.608 May 22, 2024 0.1987 2,680 Total for Quarter Ended March 31, 2024 $0.4627 $6,239 February 2, 2024 April 19, 2024 April 2024 14,611,752.608 June 17, 2024 $0.1138 $1,663 May 3, 2024 May 27, 2024 May 2024 16,881,797.674 August 21, 2024 0.1632 2,755 May 3, 2024 June 21, 2024 June 2024 19,277,956.341 August 21, 2024 0.1168 2,252 Total for Quarter Ended June 30, 2024 $0.3938 $6,670 May 3, 2024 July 19, 2024 July 2024 20,412,978.874 September 18, 2024 $0.1125 $2,297 August 2, 2024 August 27, 2024 August 2024 20,412,978.874 November 19, 2024 0.1245 2,541 August 2, 2024 September 17, 2024 September 2024 20,412,978.874 November 19, 2024 0.1412 2,882 Total for Quarter Ended September 30, 2024 $0.3782 $7,720 August 2, 2024 October 15, 2024 October 2024 20,412,978.874 December 18, 2024 $0.1073 $2,191 November 14, 2024 November 15, 2024 November 2024 21,548,001.407 January 8, 2025 0.1139 2,454 November 14, 2024 December 13, 2024 December 2024 21,548,001.407 February 18, 2025 0.1314 2,832 Total for Quarter Ended December 31, 2024 $0.3526 $7,477 November 14, 2024 January 17, 2025 January 2025 22,683,023.940 March 18, 2025 $0.1028 $2,331 February 3, 2025 February 26, 2025 February 2025 24,103,543.606 May 21, 2025 0.1052 2,535 February 3, 2025 March 17, 2025 March 2025 24,103,543.606 May 21, 2025 0.0975 2,351 Total for Quarter Ended March 31, 2025 $0.3055 $7,217

15 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000’s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 3, 2025 April 18, 2025 April 20251 24,103,543.606 June 17, 2025 TBD TBD May 2, 2025 May 26, 2025 May 20252 TBD August 20, 2025 TBD TBD May 2, 2025 June 20, 2025 June 20253 TBD August 20, 2025 TBD TBD May 2, 2025 July 18, 2025 July 20254 TBD September 17, 2025 TBD TBD 1. On February 3, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2025 through April 30, 2025 and the payment of this distribution is $15.00 per share. 2. On May 2, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of May 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period May 1, 2025 through May 31, 2025 and the payment of this distribution is $15.00 per share. 3. On May 2, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of June 30, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2025 through June 30, 2025 and the payment of this distribution is $15.00 per share. 4. On May 2, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2025 through July 31, 2025 and the payment of this distribution is $15.00 per share.